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                                                             Exhibit 10(A)(III)

                         CHINA CONSTRUCTION BANK (LOAN)
                                MORTGAGE CONTRACT

SERIAL NUMBER OF CONTRACT: 142


MORTGAGOR (THE PARTY A): SHENYANG HAITONG HOUSE PROPERTIES DEVELOPMENT CO.LTD(HEREAFTER REFERRED TO AS PARTY A)

ADDRESS:QINGNIAN STREET 386,HEPING DISTRICT

LEGAL REPRESENTATIVE: LEE SHOUZHENG

BANK ACCOUNT: ZHONGSHAN SUBBRANCH OF CHINA CONSTRUCTION BANK.
ACCOUNTS:

MORTGAGEE(HEREAFTER REFERRED TO AS PARTY B):ZHONGSHAN SUBBRANCH OF CHINA CONSTRUCTION BANK.

ADDRESS: 261,SHIFU ROAD ,SHENHE DISTRICT.

LEGAL REPRESENTATIVE: HE DONGSHENG

To assure the performance of loan contract No. 142 , the party A would like to take its own property or the property of which the Party A has the right to dispose legally as security. Through examination, the Party B accepted the Party A's security property. According to relevant rules of law, both parties consult with each other, and come to agreements in the following items:

ARTICLE 1:The Party A mortgages property that ix listed in security listing.

ARTICLE 2:The amount that the Party A mortgage is 15.0 millions yuan. The term of loan is from December 29th , 1999 to December 28th ,2000.

ARTICLE 3:The Party A assures that it has the ownership or management right of the security.

ARTICLE 4:When this contract goes into effect, the Party A should send the ownership warrant of the security to the Party B. During the mortgage, the ownership warrant of the security should be in safekeeping by the Party B.

ARTICLE 5:The range of mortgage and guarantee.
The sum of loan that is 15.0 millions yuan, interests, fine, compensation, and the fees to realize creditor's rights and hypothec (which includes a retaining fee and legal cost).



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ARTICLE 6:Effectiveness of this contract is independent from the loan contract guarantee, The invalidation of loan contract doesn't affect the effectiveness of this contract.

ARTICLE 7:The Party A bears fees of relevant evaluation, insurance, identification, registration and keeping.

ARTICLE 8: During the mortgage, the Party A is responsible for safekeeping of the security, and to keep it in good condition. The Party B can examine them at any moment.

ARTICLE 9: The Party A should insure the security in the course of mortgage and appoint the Party B as the first beneficiary. The Party B holds the insurance Policy.

ARTICLE 10:In the period of mortgage, if the security suffers loss that exceeds the range of insurance, or the security is devalued due to the third party's activity, the insurance compensation or damage compensation should be transferred by Party A to the account pointed by the Party B. During the mortgage, the Party A can't use this property.

ARTICLE 11: If the security is devalued, the Party A should provide the Party B with guarantee that equals the value decreased in thirty days.

ARTICLE 12:In the period of mortgage, if the security incurs pollution to environment or other damage, the Party A should bear the responsibility itself.

ARTICLE 13:During the mortgage, without the 3 agreement of the Party Bin written form, the Party A can't present, move, rent, transfer, re-mortgage, or transact the security under this contract in any other improper manner.

ARTICLE 14:In period of the mortgage, with the agreement of the Party B in written form, the money obtained by the Party A from transferring the security should be used preferentially to repay the Party B the creditor's rights ahead.

ARTICLE 15:When the term of loan prescribed in the contract expires, if the borrower can't repay the debt, the Party B is entitled to convert the security into money., or auction, sell the security. The Party B can share Preferentially the money obtained in the above-mentioned manner, and realize hypothec.

ARTICLE 16:The Party B can dispose of the security ahead and realize hypothec, or stop providing the loan under loan contact or recall the principal and interest having been provided ahead, if any of the situations as follows happen:

4.   The Party A is announced to be dismissed or bankrupt;

5. The Party A seriously breached the duty prescribed in the fourth, eighth, ninth, eleventh and thirteenth item of this contract, or other behavior breaching this contract seriously take place.

6. In period of loan term, the borrower is announced to be bankrupt and dismissed, or the company's systems modified. They induce that the Party B's creditor's rights go by the board, the use of loan id changed, the Party A is entangled with lawsuit, and other situation that influences enough the Party A's compensation ability or behavior lacking of honest to repay occur.

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ARTICLE 17: If the Party A damages the Party B's economic benefit because of concealing situation of co-ownership, controversy, being sealed up, being corresponding compensation that is 30 percent of the sum of loan. If the compensation is not enough to offset the damage to the Party B, the Party A should compensate the insufficient part. The party B is entitled to use the money in the Party A's account to balance the compensation and fine.

ARTICLE 18:The money obtained by the Party B from disposing of the security could be allotted in the order as follows:

5.   Pay the fees that are needed to transact the security;

6.   Repay the interest that the Party A owes the Party B;

7. Repay the compensation, fine, and principal of loan that the Party A owes the Party B, and so on.

8.   Pay other fees.

ARTICLE 19:Other items promised.
Nothing

ARTICLE 20:If the two parties don't come to an agreement on the controversy about movable property caused by this contract, they should lodge a complaint in the Party B's local court.

ARTICLE 21:When the security listed in the security listing is registered, this contract goes into effect.

ARTICLE 22:Both parties' legal representatives (or authorization agents) should sign and affix their common seal on the contract. It will also efficacy after other relevant fees are repaid.

ARTICLE 23: This contract consists of two duplicates. The two parties hold one of them respectively.

THE PARTY A:
Shenyang Haitong House Properties Development Co.,Ltd.

Legal representative (Signature): Lee Shouzheng
(or authorization agent)

Date:1999-12-29

THE PARTY B:
Construction Bank of China Shenyang Zhongshan Subbranch.

Legal representative (Signature):He Dongsheng
(or authorization agent)

Date :1999-12-29

Appendix: Security list



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Tower A18 floor room no:1857,1858,1859

       21 floor room no:2152, 2155-2168

       28 floor  room no:2852, 2855-2868

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